Exhibit 10.3
                                                     ------------


                      MANAGEMENT AGREEMENT
                      --------------------

     AGREEMENT made as of October 15, 1996 by and between METTLER-TOLEDO, INC., a Delaware corporation, METTLER-TOLEDO AG Greifensee, a Swiss corporation, and on behalf of itself and its subsidiaries, METTLER-TOLEDO HOLDING DEUTSCHLAND GmbH Albstadt, a German GmbH (each a "Corporation," and together the "Corporations"), and AEA INVESTORS INC., a Delaware corporation ("AEA").

     WHEREAS, AEA rendered certain investment banking services to the Corporations since the date of the acquisition of the stock or other equity interests and certain indebtedness of the entities comprising the Mettler-Toledo Group of AG Fur
Prazisionsinstrumente Greifensee, Switzerland and the financing related thereto;

     WHEREAS, AEA also renders advisory services to selected client companies, and the Corporations desire to retain AEA to render advisory and consulting services to them and AEA is willing to provide such services on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, it is mutually agreed as follows:

     1. The Corporations hereby retain AEA to render advisory and consulting services to the Corporations and AEA hereby agrees to render such services, for the period commencing on the date hereof and continuing so long as AEA owns any securities of MT Investors Inc., a Delaware corporation. AEA shall render such advisory and consulting services to the Corporations in connection with such financial, treasury, manufacturing, marketing, management and other matters relating to the business and operations of the Corporations, or affiliated companies, as the Corporations' Boards of Directors may from time to time request.

     2. As compensation for AEA's advisory and consulting services rendered pursuant to Section 1 hereof, the Corporations agree to pay (in the amounts specified on Exhibit A), and AEA will accept, so long as this Agreement continues in effect, an aggregate fee at the rate of $1,000,000 per year (payable in US dollars), which shall include AEA's out-of-pocket costs and expenses for travel, entertainment and similar items incurred in the normal course of the performance of its advisory and consulting services hereunder, such fee to be payable quarterly in advance, on the first day of each calendar quarter, commencing as of November 1, 1996. In addition, Mettler-Toledo, Inc. shall reimburse AEA for any out-of-pocket expenses (other than normal course travel, entertainment and similar items). Such reimbursable expenses shall include, without limitation (i) expenses incurred in connection with printing, duplicating and delivering communications to stockholders of MT Investors Inc. (or any of the Corporations or affiliated companies), to lenders of any of the Corporations or any subsidiary of any Corporation, and to holders of other securities of any of the Corporations or any subsidiary of any Corporation; and (ii) fees and expenses of outside consultants hired by AEA in connection with the performance of its services hereunder; PROVIDED, that fees and expenses of outside consultants in excess of $50,000 for any one project or $100,000 in the aggregate for all projects in any one year shall be reimbursed only if the Chief Executive Officer of Mettler-Toledo, Inc. has consented to the retention of the outside consultants the fees and expenses of which exceed $50,000 for any one project or $100,000 in the aggregate for all projects in any one year. The parties hereto will also enter into an Indemnification Agreement substantially in the form of Exhibit B hereto (the "Indemnification Agreement").

          (a) It is the understanding of the parties that AEA may be involved with potential acquisitions, mergers, financing or other major transactions involving any of the Corporations.
In any such transaction in which AEA contributes capital directly or indirectly to any of the Corporations or arranges for third parties to contribute capital directly or indirectly to any of the Corporations, or which involves the refinancing of any outstanding indebtedness of any of the Corporations, AEA shall be entitled to such compensation, in addition to the annual fee provided above, as such Corporations and AEA shall mutually agree based upon customary fees and expenses for such transactions.

          (b) In the event that any of the Corporations or any of their subsidiaries employ any employee of AEA as an officer of such Corporation or such subsidiary or otherwise, and such employment involves a substantial amount of such employee's time, such Corporation or such subsidiary shall compensate such employee at a reasonable rate to be agreed upon among such employee, such Corporation or such subsidiary, and AEA, and the compensation payable to such employee by such Corporation or such subsidiary shall not reduce or affect in any way the fees payable to AEA hereunder.

     3. Any notice required to be given hereunder shall be in writing and shall be deemed sufficient if delivered in person or mailed by certified mail as follows: if to the Corporations, to the office of Mettler-Toledo, Inc. at Mettler-Toledo AG, Im Langacher, CH-8606 Greifensee, Switzerland or such other address as the Corporations may hereafter jointly designate for that purpose; and if to AEA, to it at its office at Park Avenue Tower, 65 East 55th Street, New York, New York 10022, or such other address as AEA may hereafter designate for that purpose.

     4. This Agreement, together with the Indemnification Agreement, constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including any entity into which any of the Corporations shall consolidate or merge or to which any of the Corporations shall transfer substantially all of its assets. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

                                   METTLER-TOLEDO, INC.

                                   By:  /s/ Robert F. Spoerry
                                        -------------------------

                                   Name: ------------------------



                                   Title: -----------------------

                                   METTLER-TOLEDO AG

                                   By:  /s/ Robert F. Spoerry
                                        -------------------------

                                   Name: ------------------------

                                   Title: -----------------------

                                   METTLER-TOLEDO HOLDING
                                   DEUTSCHLAND GmbH

                                   BY:  /S/ ROBERT F. SPOERRY
                                        -------------------------

                                   Name: ------------------------

                                   Title: -----------------------

                                   AEA INVESTORS INC.

                                   By:  /s/ Thomas P. Salice
                                        -------------------------

                                   Name:  Thomas P. Salice
                                        -------------------------

                                   Title:  Managing Director/VP
                                        -------------------------

                            Exhibit A

                    AEA Management Agreement

            Allocation Among Mettler-Toledo Companies

Mettler-Toledo, Inc.

     Holding Company/Stewardship Function $300,000

     Operations*                           273,000

Total Mettler-Toledo, Inc.                 573,000



Mettler-Toledo AG

     Operations*                           308,000



Mettler-Toledo Holding Deutschland GmbH

     Operations*                           119,000

Total Fee                               $1,000,000



___________________

* Operations fee has been split based upon ratio of respective 1996 sales: 39% for Mettler-Toledo, Inc., 44% for Mettler-Toledo AG and 17% for Mettler-Toledo Holding Deutschland GmbH. Split will be recalculated with respect to each fiscal year beginning with 1998 based on respective sales for the prior fiscal year. Mettler-Toledo, Inc. will pay all out-of-pocket expenses that are payable in addition to the fee under the Management Agreement.